Exhibit 99.1

Press Release

FOR IMMEDIATE DISTRIBUTION

Cash Dividend Announcement

San Luis Obispo, California – December 1, 2005

The Board of Directors of Coast Bancorp, the holding company for Coast National Bank, announced today that they have declared a cash dividend of $0.175 per share on the Bancorp’s outstanding shares of common stock.  Shareholders of record at the close of business on December 12, 2005 will be entitled to receive the cash dividend.  The cash dividend will be payable on December 22, 2005.

This is the fifth consecutive year that Coast Bancorp has paid a cash dividend.

Coast National Bank opened for business on June 16, 1997.  The Bank is an independent community bank with five banking offices and three loan production offices serving California’s Fresno County, San Luis Obispo County, and Santa Barbara County.  The Bank is a wholly-owned subsidiary of Coast Bancorp, a $180 million bank holding company, headquartered in San Luis Obispo, CA.  Coast Bancorp stock trades under the ticker symbol “CTBP.OB.”

For more information contact:	Jack C. Wauchope, President/CEO
Karan Pohl, SVP/CFO

Contact Information:	Telephone: (805) 541-0400
	E-mail:	jwauchope@coastnationalbank.com kpohl@coastnationalbank.com

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) Coast’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) Coast’s beliefs and expectations regarding actions that may have been taken by regulatory authorities having oversight of the operation, (iii) Coast’s beliefs and expectations concerning future operating results.  Although Coast believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to Coast or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  Coast undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information contact:	Jack C. Wauchope, President/CEO
Karan Pohl, SVP/CFO

Contact Information:	Telephone: (805) 541-0400
	E-mail:	jwauchope@coastnationalbank.com kpohl@coastnationalbank.com